EXHIBIT 99.1

Additional Information Regarding Reporting Persons

Azure Midstream Holdings, LLC Executive Officers and Directors

Name	Position	Principal Occupation/Business	AZUR Common Units Beneficially Owned In Individual Capacity*
I. J. “Chip” Berthelot, II	President, Chief Executive Officer and Member of Executive Committee	President, Chief Executive Officer and Director of Azure Midstream Holdings, LLC	70,487

Amanda Bush	Chief Financial Officer and Assistant Secretary	Chief Financial Officer of Azure Midstream Holding, LLC	89,666

Roy E. Bertolatus	General Counsel and Secretary	General Counsel and Secretary of Azure Midstream Holdings, LLC	17,500

David Garrett	Vice President Commercial	Vice President Commercial of Azure Midstream Holdings, LLC	38,164

Victor Davis	Vice President Operations	Vice President Operations of Azure Midstream Holdings, LLC	32,226

James P. Benson	Member Executive Committee	Partner of Energy Spectrum Partners	—

Jay M. Frisbie	Member Executive Committee	Managing Director of Tenaska Capital Management	—

Thomas R. Fuller	Member Executive Committee	Partner of Diverse Energy Management Co.	—

Paul G. Smith	Member Executive Committee	Senior Managing Director of Tenaska Capital Management	—

Thomas O. Whitener, Jr.	Member Executive Committee	President of Energy Spectrum Partners	—

*                 Sole power to vote and dispose of units shown in table.

Azure Midstream Energy, LLC Executive Officers

Name	Position	Principal Occupation/Business	AZUR Common Units Beneficially Owned In Individual Capacity*
I. J. “Chip” Berthelot, II	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director of Azure Midstream Energy, LLC	70,487

Amanda Bush	Chief Financial Officer and Assistant Secretary	Chief Financial Officer of Azure Midstream Energy, LLC	89,666

Roy E. Bertolatus	General Counsel and Secretary	General Counsel and Secretary of Azure Midstream Energy, LLC	17,500

David Garrett	Vice President Commercial	Vice President Commercial of Azure Midstream Energy, LLC	38,164

Victor Davis	Vice President Operations	Vice President Operations of Azure Midstream Energy, LLC	32,226

Stacy Murray	Chief Accounting Officer and Assistant Secretary	Chief Accounting Officer and Assistant Secretary of Azure Midstream Energy, LLC	22,138

* AME is a member-managed Delaware limited liability company. As such, it has no board of directors or similar governing body.  Its executive officers are the same as Holdings’ executive officers.